Exhibit 10.35

AMENDMENT TO
OUTSTANDING AWARDS UNDER
2001 INCENTIVE STOCK PLAN

March 5, 2009

      WHEREAS, the Enzon Pharmaceuticals, Inc. (the "Company") 2001 Incentive Stock Plan (the "2001 Plan") provides that the Compensation Committee of the Board of Directors of the Company (the "Committee") may amend outstanding Awards (as defined under the 2001 Plan) from time to time, provided that any amendment that is adverse to the Participant (as defined under the 2001 Plan) requires the consent of such Participant;

      WHEREAS, the Committee has determined that each Award (as defined under the 2001 Plan) that is outstanding as of the date of this Amendment (collectively, the "Outstanding Awards") should be amended as provided below;

      WHEREAS, the Committee has further determined that because such amendment is in no way adverse to the holders of such Awards, the consent of any such Award holder is not required;

      NOW THEREFORE, each Outstanding Award is hereby amended by replacing the definition of the term "Continuing Director" in its entirety in the agreement and terms applicable to such Outstanding Award with the following:

"Continuing Director" shall mean any person who is a member of the Board of Directors of the Company, who, while such a person is a member of the Board of Directors, is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and who (A) was a member of the Board of Directors on the date of the grant of the applicable Award or (B) subsequently becomes a member of the Board of Directors with the approval of at least one-half (1/2) of the directors then in office (but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person).

Except as amended hereby, all Outstanding Awards shall remain in full force and effect.

ENZON PHARMACEUTICALS, INC.

By:___________________________________
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